UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of1934
                        Date of Report: January 27, 1997

                        COMMISSION FILE NUMBER: 0-19064

                                 NEMDACO, INC.
              ----------------------------------------------------
              Exact name of Registrant as specified in its charter

          Colorado                                      84-1027731
          --------                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

       9 Buckskin Road,
       Bell Canyon, California                             91307
     Address of principal executive offices              Zip Code

      Registrant's telephone number, including area code:  (818) 884-4770

Former name, former address and former fiscal year, if changed since last report:


ITEM 1:  NOTICE REGARDING ACQUISITION of GULFPAC U.S.A.

     The Corporation advises that Nemdaco Energy Resources a Nevada Corporation in organization it has entered in to an agreement with Gulfpac, U.S.A. a privately held California corporation to acquire all of Gulfpac's assets and Subsidiaries for 6,120,000 shares of Nemdaco Energy Resources Common Stock representing fifty one (51%) of the issued and outstanding shares of the Company.

     Gulfpac U.S.A. is the owner of sixty five (65%) of a Joint Venture with SKKPJ (TANAH MERAH) DEVELOPMENT SDN BHD that has received permits to explore, develop and manage oil and gas properties in the Northeastern portion of the oil and gas rich Malaysian Peninsula. Further, the Joint Venture has the Permits to build and manage a 120,000b/d oil refinery on it's property.

     The Company intends to raise up to $5,000,000 to finance the ongoing operations of Nemdaco Energy Resources/Gulfpac U.S.A. Through the sale of 2,500,000 shares of Nemdaco Energy Resources/Gulfpac U.S.A. Common Stock through a Private Placement of said shares. Further the Company intends to register the shares for the investors, said registration to take place within six months of the close of the proposed offering.

ITEM 2:  DIVIDEND DECLARATION:

     The Company advises that the Board of Directors has declared a Dividend of one (1) share of the Company's wholly owned Nemdaco Attache Communications, a Nevada Corporation, for each four (4) shares of the Company's common stock owned on the record date, to all Nemdaco shareholders of record on February 28, 1997 the record date.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                       NEMDACO, INC.
                                                       (Registrant)


                                                       /S/ Jeff Bender
                                                       By: Jeff Bender
                                    Chairman of the Board of Directors
Date: January 27, 1997